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                                                                    EXHIBIT 10.4


                            INDEMNIFICATION AGREEMENT

    THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 1999, by and between The Williams Companies, Inc., a Delaware corporation ("Williams"), and Williams Communications Group, Inc., a Delaware corporation ("Communications"),

                                   WITNESSETH:

    WHEREAS, Communications plans to sell shares of its Class A Common Stock, par value $.01 per share ("Common Stock"), to the public in an underwritten Initial Public Offering ("Initial Public Offering") and to SBC Communications Inc., pursuant to a Securities Purchase Agreement dated as of February 8, 1999, and

    WHEREAS, Communications plans to sell approximately $1.3 billion in aggregate principal amount senior notes due (the "Notes") to the public in an underwritten offering (the "Notes Offering," and together with the Initial Public Offerings, the "Offerings"), and

    WHEREAS, Williams will continue to hold all of the issued and outstanding Class B Common Stock of Communications, par value $.01 per share, after the closing of the Initial Public Offering, and

    WHEREAS, in connection with each of the Notes Offering and the Initial Public Offering, Communications has filed a Registration Statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act") and

    WHEREAS, each of Williams and Communications desires to indemnify the other, and to be indemnified by the other, against certain liabilities relating to, arising out of or resulting from their respective businesses, operations and assets and the above-mentioned Registration Statement, on the terms set forth in the Agreement,

    NOW, THEREFORE, the parties hereto agree, intending to be legally bound, as follows:

                                    ARTICLE I

                                   DEFINITIONS

    SECTION 1.01 DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and Recitals hereof, the following terms shall have the following meanings, applicable to both the singular and plural forms of the terms described:


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    "ACTION" means any action, claim (whether or not filed), suit, arbitration, inquiry, demand proceeding or investigation.

    "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

    "CLOSING" means the consummation of the purchase and sale of shares of the Common Stock pursuant to the Initial Public Offering and the consummation of the purchase and sale of the Notes pursuant to the Notes Offering.

    "CLOSING DATE" means the date on which the Closing occurs.

    "COMMUNICATIONS GROUP" shall mean Communications and its direct and indirect subsidiaries.

    "COMMUNICATIONS LIABILITIES" means all Liabilities (other than Liabilities for Taxes that are allocated pursuant to the Tax Sharing Agreement) to the extent relating to, resulting from or arising out of the businesses or operations conducted or formerly conducted or assets owned or formerly owned by any member of the Communications Group.

    "COMMUNICATIONS SECURITIES LIABILITIES" means any Liability under the 1933 Act, the 1934 Act, or any other federal or state securities law or regulation resulting from or arising out of the Notes Offering or the Initial Public Offering, including, without limitation, any such Liability arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or in any Prospectus; or (ii) the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading; but only to the extent that such Liability arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission concerning the businesses and operations of any member of the Communications Group.

    "ENVIRONMENTAL LAW" means any statute, law, regulation and rule in effect before, on or after the date of this Agreement that has as its principal purpose the protection of the environment.

    "INDEMNIFIABLE LOSSES" shall have the meaning ascribed to it in Section
2.01.

    "INDEMNIFYING PARTY" shall have the meaning ascribed to it in Section
4.01(a).

    "INDEMNITEE" shall have the meaning ascribed to it in Section 4.01(a).

    "INDEMNITY PAYMENT" shall have the meaning ascribed to it in Section
4.01(a).


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    "INSURANCE PROCEEDS" means those monies: (a) received by an insured from an insurance carrier, or (b) paid by an insurance carrier on behalf of the insured in the case of (a) or (b), net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in collection thereof.

    "LIABILITIES" means all liabilities and obligations of a party, actual or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever and however arising, including all costs and expenses (including reasonable fees and disbursements of counsel) relating thereto, and including, without limitation, liabilities and obligations arising in connection with (i) any actual or threatened claim, action, suit or proceeding by or before any court or regulatory or administrative agency or commission or any arbitration panel, and (ii) any violation of any Environmental Law.

    "PROSPECTUS" means any prospectus relating to the Notes Offering or the Initial Public Offering or any amendment or supplement thereto.

    "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement by and between Williams and Communications dated as of the date hereof.

    "REGISTRATION STATEMENT" means any Registration Statement filed with the SEC in connection with the Notes Offering or the Initial Public Offering and any amendment or supplement thereto.

    "TAX ASSESSMENT" shall have the meaning ascribed to it in Section 12.01(a).

    "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement between Williams and Communications dated as of the date hereof.

    "TAXES" means any and all taxes (including interest, penalties and additions to tax), fees and charges (including sales, use, excise, value added, personal property and other taxes) imposed by any federal, state or local or government tax authority in the United States of America or by any foreign government or taxing authority.

    "THIRD-PARTY CLAIM" shall have the meaning ascribed to it in Section
5.01(a).

    "UNDERWRITING AGREEMENTS" means, collectively: (i) that certain underwriting agreement with respect to the Initial Public Offering to be executed by and among Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce,


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Fenner & Smith Incorporated, CIBC Oppenheimer, Credit Suisse First Boston,
Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC (as representatives of the U.S. underwriters for the Initial Public Offering) as well as Lehman Brothers International (Europe), Salomon Brothers International Limited, Merrill Lynch International, CIBC Oppenheimer, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC (as representatives of the international underwriters for the Initial Public Offering); and (ii) that certain underwriting agreement with respect to the Notes Offering to be executed by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Salomon Smith Barney Inc., CIBC Oppenheimer, Credit Suisse First Boston, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC (as representatives of the underwriters for the Notes Offering).

    "WILLIAMS GROUP" means Williams and each of its direct and indirect subsidiaries other than members of the Communications Group.

    "WILLIAMS GUARANTEE" means any guarantee, surety or performance bond, letter of credit or other contractual arrangement in effect as of the Closing pursuant to which any member of the Williams Group has guaranteed or secured, or caused a third party to guarantee or secure, any liability or obligation of Communications and its direct and indirect subsidiaries.

    "WILLIAMS LIABILITIES" means all Liabilities (other than any Liabilities for Taxes which are allocated pursuant to the Tax Sharing Agreement) to the extent relating to, resulting from or arising out of the business or operations conducted or formerly conducted or assets now or previously owned or operated by any member of the Williams Group or any predecessor, in whole or in part, of any such entity.

    "WILLIAMS SECURITIES LIABILITIES" means any Liability under the 1933 Act, the 1934 Act or any other federal or state securities law or regulation resulting from or arising out of either the Notes Offering or the Initial Public Offering, including, without limitation, any such Liability arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or in any Prospectus; or (ii) the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading; but only to the extent that such Liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission concerning the business and operations of any member of the Williams Group.

    SECTION 1.02 INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and Paragraphs shall refer to the corresponding Articles, Sections and Paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


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                                   ARTICLE II

                        INDEMNIFICATION BY COMMUNICATIONS

    SECTION 2.01 INDEMNIFICATION BY COMMUNICATIONS. (a) Communications shall indemnify, defend and hold harmless the Williams Group and the respective past, present and future directors, officers, partners, employees, agents and representatives thereof (regardless in each case of whether any such person serves in one or more similar capacities for Communications) from and against any and all losses, claims, damages, liabilities, demands, suits and actions, including all reasonable attorneys' fees and disbursements and other costs and expenses incurred in connection therewith (collectively, "Indemnifiable Losses"), relating to, resulting from or arising out of: (i) any Communications Liabilities; (ii) any Communications Securities Liabilities; or (iii) any misrepresentation or breach by any member of the Communications Group of any covenant of any member of the Communications Group or any failure by any member of the Communications Group to satisfy any condition required to be satisfied by any member of the Communications Group or any liability of any member of the Communications Group for taxes arising prior to the Closing Date determined, in a manner consistent with the principles of tax liability allocation set forth in the Tax Sharing Agreement, to be owing by any member of the Communications Group for which any member of the Williams Group may have a secondary liability, in each case contained in this Agreement, the Underwriting Agreements or any other agreement executed by any member of the Communications Group in connection with the Notes Offering or the Initial Public Offering, including, without limitation, the Registration Rights Agreement and the Tax Sharing Agreement, and in addition to and notwithstanding any other indemnification between the parties hereto as provided in any such agreement, except to the extent that such misrepresentation, breach or failure was caused by or resulted from any statement, act or omission within the exclusive knowledge or control of any member of the Williams Group.

    (b) Except as specifically set forth in this Agreement, Williams Group waives any rights and claims Williams Group may have against any member of Communications Group, whether in law or in equity, relating to the business of Williams Group or the transactions contemplated hereby. The rights and claims waived by Williams Group include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. This Agreement will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


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                                   ARTICLE III

                           INDEMNIFICATION BY WILLIAMS

    SECTION 3.01 INDEMNIFICATION BY WILLIAMS. (a) Williams shall indemnify, defend and hold harmless the Communications Group and the respective past, present and future directors, officers, employees, partners, agents and representatives thereof (regardless in each case of whether any such person serves in one or more similar capacities for any member of the Williams Group) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of: (i) any Williams Liabilities; (ii) any Williams Securities Liabilities; or (iii) any misrepresentation or breach by any member of the Williams Group of any covenant of any member of the Williams Group or any failure of any member of the Williams Group to satisfy any condition required to be satisfied by any member of the Williams Group or any liability of any member of the Williams Group for taxes arising prior to the Closing Date determined, in a manner consistent with the principles of tax liability allocation set forth in the Tax Sharing Agreement, to be owing by any member of the Williams Group for which any member of the Communications Group may have a secondary liability, contained in this Agreement, the Underwriting Agreements, or any other agreement executed by any member of the Williams Group in connection with the Notes Offering or the Initial Public Offering, including, without limitation, the Registration Rights Agreement and the Tax Sharing Agreement, and in addition to and notwithstanding any other indemnification between the parties hereto as provided in any such agreement, except to the extent that such misrepresentation, breach or failure was caused by or resulted from any statement, act or omission within the exclusive knowledge or control of any member of the Communications Group.

    (b) Except as specifically set forth in this Agreement, Communications Group waives any rights and claims Communications Group may have against any member of Williams Group, whether in law or in equity, relating to the business of the Communications Group or the transactions contemplated hereby. The rights and claims waived by Communications Group include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. This Agreement will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


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                                   ARTICLE IV

              INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS
                               AND OTHER AMOUNTS

    SECTION 4.01 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Liabilities subject to indemnification or reimbursement pursuant to Article II or Article III of this Agreement will be net of Insurance Proceeds that actually reduce the amount of the Liabilities. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

    (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, or have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Notwithstanding the foregoing, each member of the Williams Group and Communications Group shall be required to use commercially reasonable efforts to collect or recover any available Insurance Proceeds.

                                    ARTICLE V

                                    GUARANTEE

    SECTION 5.01 GUARANTEE. Communications shall indemnify, defend and hold harmless each member of the Williams Group, and their respective directors, officers, employees, agents and representatives, from and against any Indemnifiable Losses relating to, resulting from, or arising out of any Williams Guarantee. Each member of the Williams Group shall not terminate unilaterally or withdraw any Williams Guarantee and shall abide by the terms of any such Williams Guarantee. Communications shall reimburse each member of the Williams Group for any direct fees (such as letter of credit maintenance fee) incurred by such member in connection with maintaining any Williams Guarantee.


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                                   ARTICLE VI

                               THIRD-PARTY CLAIMS

    SECTION 6.01 THIRD-PARTY CLAIMS. (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person that is not a party to this Agreement or a subsidiary of any such party against such Indemnitee (a "Third-Party Claim"), the Indemnitee shall promptly provide written notice thereof (including a description of the Third-Party Claim and an estimate of any Indemnifiable Losses, which estimate shall not be conclusive as to the final amount of such Indemnifiable Losses) to the Indemnifying Party within twenty (20) Business Days after the Indemnitee's receipt of notice of such Third-Party Claim. Any delay by the Indemnitee in providing such written notice shall not relieve the Indemnifying Party of any liability for indemnification hereunder except to the extent that the rights of the Indemnifying Party are materially prejudiced by such delay.

    (b) The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third-Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel (which shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. The Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee after the Indemnitee has received notice of the Indemnifying Party's intent to assume the defense of a Third-Party Claim; provided, however, that if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such Third-Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel (who shall be reasonably acceptable to the Indemnifying Party); provided, further, that if the Indemnifying Party fails to take steps reasonably necessary to diligently pursue the defense of such Third-Party Claim within twenty (20) Business Days of receipt of notice from the Indemnitee that such steps are not being taken, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for the reasonable costs thereof.

    (c) The Indemnifying Party may settle any Third-Party Claim which it has elected to defend so long as the written consent of the Indemnitee to such settlement is first obtained (which consent shall not be unreasonably withheld). The Indemnitee shall not settle any Third-Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

    (d) In the event that a Third-Party Claim involves a proceeding as to which both Williams and Communications may be Indemnifying Parties, the parties hereto agree to cooperate in good faith in a joint defense of such Third-Party Claim.


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    (e) In the event of payment by or on behalf of any Indemnifying Party to any
Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

    SECTION 6.02 NON THIRD-PARTY CLAIMS. In the event that an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have sixty
(60) days from the date such notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver such written notice of objection within such sixty-day period, the Indemnifying Party shall be deemed to not have any objections to such claim. If the Indemnifying Party does deliver such written notice of objection within such sixty (60) day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within sixty (60) days of the delivery by the Indemnifying Party of such written notice of objection. If the Indemnifying Party and the Indemnified Party are unable to resolve any such dispute within such sixty (60) day period, such dispute shall be submitted to the Separation Committee in accordance with the procedures set forth in Section [xx] of the Separation Agreement.

                                   ARTICLE VII

                                  CONTRIBUTION

    SECTION 7.01 CONTRIBUTION. If the Indemnification provided for in this Agreement with respect to Communications Securities Liabilities or Williams Securities Liabilities is for any reason held by a court or other tribunal to be unavailable on policy grounds or otherwise, Williams and Communications shall contribute to any Indemnifiable Losses relating to, resulting from or arising out of the Communications Securities Liabilities or the Williams Securities Liabilities in such proportion as to reflect each party's relative fault in connection with such Indemnifiable Losses. The relative fault of the parties shall be determined by reference to, among other things, whether the conduct or information giving rise to the Indemnifiable Losses is attributable to Williams or Communications and each party's relative intent, knowledge, access to information and opportunity to prevent or correct the Indemnifiable Losses. No person guilty of fraudulent misrepresentation (within the


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meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of fraudulent misrepresentation.

                                  ARTICLE VIII

                                   COOPERATION

    SECTION 8.01. COOPERATION. So long as any books, records and files retained after the Closing Date by any member of the Williams Group, on the one hand, or any member of the Communications Group on the other hand, relating to the businesses, operations or assets of the other party and its subsidiaries (including any books, records and files retained by any member of the Communications Group relating to the conduct of its businesses or operations or the ownership of its assets prior to the Closing Date) remain in existence and are available, such other party shall have the right upon prior written notice to inspect and copy the same at any time during business hours for any proper purpose; provided that such right will not extend to any books, records or files the disclosure of which in accordance herewith would result in a waiver of the attorney-client, work-product or other privileges which permit non-disclosure of otherwise relevant material in litigation or other proceedings, or which are subject on the date hereof and at the time inspection is requested to a non-disclosure agreement with a third party and a waiver cannot reasonably be obtained. Williams and Communications agree that neither they nor any member of the Williams Group or the Communications Group, as the case may be, shall destroy such books, records or files without reasonable notice to the other party or if such party receives within ten (10) Business Days of such notice any reasonable objection from the other party to such destruction. Except in the case of dispute between the parties hereto, each member of the Williams Group and each member of the Communications Group shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter affecting the actual or potential liability of either party hereunder. Such cooperation shall include, without limitation, making available to the other party during normal business hours all books, records and information, and officers and employees (without substantial disruption of operations or employment) necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. The party requesting or otherwise entitled to any books, records, information, officers or employees pursuant to this Article VIII shall bear all reasonable out-of-pocket costs and expenses (except for salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees.


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                                   ARTICLE IX

                                  EFFECTIVENESS

    SECTION 9.01 EFFECTIVENESS. This Agreement shall become effective at
Closing.

                                    ARTICLE X

                             SUCCESSORS AND ASSIGNS

    SECTION 10.01 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person without the prior written consent of the other party hereto.

                                   ARTICLE XI

                          NO THIRD-PARTY BENEFICIARIES

    SECTION 11.01 NO THIRD-PARTY BENEFICIARIES. Except for the persons entitled to indemnification pursuant to Article II or Article III hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

                                   ARTICLE XII

                              TAXATION OF PAYMENTS

    SECTION 12.01 TAXATION OF PAYMENTS. (a) All sums payable by the Indemnifying Party to the Indemnified Party under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by law. If any deductions or withholdings are required by law, the Indemnifying Party shall be obliged to pay to the Indemnified Party such sum as will, after such deduction or withholding has been made, leave the Indemnified Party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any authority imposes any Taxes on any sum paid to the Indemnified Party under this Agreement (a "Tax Assessment"), then the amount so payable shall be grossed up by such amount as will ensure that after payment of the Tax Assessment there shall be left a sum equal to the amount that would otherwise be payable under this Agreement.


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    (b) The Indemnified Party shall take any action and institute any proceedings, and give any information and assistance, as the Indemnifying Party may reasonably request, to dispute, resist, appeal, compromise, defend, remedy or mitigate any Tax Assessment, in each case on the basis that the Indemnifying Party shall indemnify the Indemnified Party for all reasonable costs incurred as a result of a request by the Indemnifying Party.

    (c) The Indemnified Party shall not admit liability in respect of, or compromise or settle, a Tax Assessment without the prior written consent of the Indemnifying party (such consent not to be unreasonably withheld or delayed).

                                  ARTICLE XIII

                               ADDITIONAL MATTERS

    SECTION 13.01 SURVIVAL OF INDEMNITIES. The rights and obligations of each of Communications and Williams and their respective Indemnitees under Article II and Article III, respectively, of this Agreement shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities.

    SECTION 13.02 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not, subject to the provisions of Section 13.04 below, preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

    SECTION 13.03 LIMITATION ON LIABILITY. No Indemnifying Party shall be liable to an Indemnified Party under this Agreement in respect of consequential, exemplary, special or punitive damages, or lost profits, except to the extent such consequential, exemplary, special or punitive damages, or lost profits are actually paid to a third party.

    SECTION 13.04 TAX MATTERS. Except as set forth in the Tax Sharing Agreement and in Sections 2.01(a) and 3.01(a), all indemnification relating to Taxes shall be governed by the Tax Sharing Agreement

                                   ARTICLE XIV

                                ENTIRE AGREEMENT

    SECTION 14.01 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.


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                                   ARTICLE XV

                                    AMENDMENT

    SECTION 15.01 AMENDMENT. This Agreement may not be amended except by an instrument signed by the parties hereto.

                                   ARTICLE XVI

                              REMEDIES AND WAIVERS

    SECTION 16.01 REMEDIES AND WAIVERS. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any right, power or remedy. Except as provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

                                  ARTICLE XVII

                                  SEVERABILITY

    SECTION 17.01 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

                                  ARTICLE XVIII

                                    HEADINGS

    SECTION 18.01 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                   ARTICLE XIX

                                     NOTICES

    SECTION 19.01 NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete: (i) if hand delivered, on the date of delivery; (ii) if by mail, on the fourth Business Day following


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the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid; (iii) if sent by Federal Express or equivalent courier service, on the next Business Day; or (iv) if by telecopier, upon receipt by sender of confirmation of successful transmission. Such notices shall be addressed to the parties at the following address or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

    If to Williams:

         The Williams Companies, Inc.
         One Williams Center
         Tulsa, Oklahoma 74172
         Attention: William G. von Glahn
         Fax No.: 918/573-5942


    If to Communications:

         Williams Communications Group, Inc.
         One Williams Center
         Tulsa, Oklahoma 74172
         Attention: David P. Batow
         Fax No.: 918/573-3005

                                   ARTICLE XX

                                  GOVERNING LAW

    SECTION 20.01 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of Oklahoma, without giving effect to the principles of conflict of laws of such state or any other jurisdiction.

                                   ARTICLE XXI

                                  COUNTERPARTS

    SECTION 21.01 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


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

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        THE WILLIAMS COMPANIES, INC.

                                        BY: /s/ JAMES G. IVEY
                                            ------------------------------------

                                        NAME: James G. Ivey

                                        TITLE: Treasurer


                                        WILLIAMS COMMUNICATIONS GROUP, INC.

                                        BY: /s/ SCOTT E. SCHUBERT
                                            ------------------------------------

                                        NAME: Scott E. Schubert

                                        TITLE: Chief Financial Officer

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